UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 001-35214

DE	98-0200798
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL	32819
(Address of principal executive offices)	(zip code)

(407) 876-0279

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 29, 2011, CMT Filters, Inc. (“API Sub”), a subsidiary of API Technologies Corp. (“API”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Commercial Microwave Technology, Inc. (“CMT”), a California corporation, and Randall S. Wilson with respect to certain sections, as a shareholder of CMT, pursuant to which API Sub purchased substantially all of the assets of CMT. CMT designs and manufactures Radio Frequency and Microwave Filters, Multiplexers, and related products for use in space and commercial applications. API Sub also assumed certain liabilities of CMT relating to the assets acquired. API Sub purchased the assets of CMT for $8,200,000, subject to certain adjustments.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement attached hereto as Exhibit 2.1, which is incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title

2.1	Asset Purchase Agreement dated November 29, 2011.

99.1	Press Release dated November 30, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2011	API TECHNOLOGIES CORP.

	By:	/s/ John Freeman
John Freeman
Chief Financial Officer

3